Exhibit 1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-9
*CUSIP: 21988G841

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 26, 2007.


INTEREST ACCOUNT
----------------

Balance as of February 1, 2007.....                                                                   $0.00
         Scheduled Income received on securities.....                                                 $0.00
         Unscheduled Income received on securities.....                                               $0.00
         Interest portion of February 26, 2007 Call Price received February 26,                 $585,753.87
         2007 upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
         Distribution to the Holders.....                                                      -$585,753.87
         Distribution to Depositor.....                                                              -$0.00
         Distribution to Trustee.....                                                                -$0.00
Balance as of February 26, 2007.....                                                                  $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of February 1, 2007.....                                                                   $0.00
         Scheduled principal payment received on securities.....                                      $0.00
         Principal portion of February 26, 2007 Call Price received February 26,            $102,240,675.00
         2007 upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
         Distribution of principal to Class A-1 Holders on February 26, 2007.....          -$102,240,675.00
         Distribution of $38,117,000 principal amount of 7.45% underlying                            -$0.00
         securities to Call Warrants Holder on February 26, 2007.....
         Distribution of $75,610,000 principal amount of 7.40% underlying                            -$0.00
         securities to Call Warrants Holder on February 26, 2007.....
Balance as of February 26, 2007.....                                                                  $0.00


                  UNDERLYING SECURITIES HELD AS OF February 1, 2007

           Principal
             Amount     Title of Security
           ---------    -----------------
               $0       DaimlerChrysler Corporation, formerly known as Chrysler
                        Corporation, 7.45% Debentures due February 1, 2097
                        *CUSIP: 171196AS7

               $0 DaimlerChrysler Corporation, formerly known as Chrysler Corporation, 7.40% Debentures due August 1, 2097 *CUSIP: 171196AT5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.